UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 11, 2024
(Date of the earliest event reported)
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 11, 2024, Simulations Plus, Inc. (the “Company”) entered into a Stock Purchase Agreement, by and among the Company, Pro-ficiency Holdings, Inc. (“Pro-ficiency”), each of the stockholders of Pro-ficiency (collectively, the “Sellers”) and WRYP Stockholders Services, LLC, solely in its capacity as the Sellers’ Representative (the “Purchase Agreement”). Pursuant to the Purchase Agreement, at closing on June 11, 2024 (the “Closing”), the Company purchased 100% of the issued and outstanding capital stock of Pro-ficiency (the “Acquisition”) from the Sellers for an aggregate purchase price of $100,000,000 in cash, subject to post-closing adjustments for net working capital, closing cash, indebtedness, and transaction expenses (collectively, the “Purchase Price”). An aggregate of $1,000,000 of the Purchase Price was placed in escrow to fund payment obligations of the Sellers with respect to post-Closing Purchase Price adjustments and post-Closing indemnification obligations of the Sellers, and another portion of the Purchase Price was deposited into an account to reimburse the Seller Representative for any fees and expenses incurred by the Seller Representative in performing its duties under the Purchase Agreement as the representative of the Sellers. As a result of the Acquisition, at Closing, Pro-ficiency became a wholly-owned subsidiary of the Company.

The Purchase Agreement contains standard representations, warranties and covenants and other terms customary in similar transactions. Subject to the provisions of the Purchase Agreement, the Sellers have agreed to indemnify the Company and its affiliates for losses resulting from breaches of representations, warranties and covenants of the Sellers and Pro-ficiency in the Purchase Agreement and for certain other specified matters. The Sellers’ indemnification obligations are subject to various limitations, including, among other things, a deductible, caps, and time limitations.

In connection with the Acquisition, the Company has obtained a customary buyer’s representation and warranty insurance policy (the “R&W Insurance Policy”) providing for up to $10,000,000 in coverage in the case of breaches of representations and warranties of the Sellers and Pro-ficiency contained in the Purchase Agreement, subject to certain exclusions and an initial $500,000 retention. The Company, on the one hand, and the Sellers, on the other hand, each bore one-half of the cost of obtaining the R&W Insurance Policy.

In consideration for their receipt of the Purchase Price, at Closing, certain of the Sellers entered into restrictive covenant agreements providing for certain customary restrictive covenants, including customary non-competition, non-solicitation, no hire, and non-disparagement covenants for a period of three years following Closing and customary confidentiality covenants.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transaction Bonuses

On June 10, 2024, in connection with Acquisition, the Board approved the grant of cash bonuses to Will Frederick, Chief Financial Officer and Chief Operating Officer of the Company, in the amount of $137,500, and Brett Howell, the President, Quantitative Systems Pharmacology Solutions of the Company, in the amount of $13,750 (the “Transaction Bonuses”), the payment of which was contingent upon consummation of the Acquisition. The Transaction Bonuses were approved by the Board to, among other reasons, recognize the significant contributions by Messrs. Frederick and Howell in connection with the Acquisition.

Raymer Employment Agreement

In connection with, and as a condition to closing of, the Acquisition, on June 11, 2024, Michael Raymer, the chief executive officer of Pro-ficiency pre-Acquisition, was appointed as Business Unit President of the Company and the Company entered into an Amended and Restated Employment Agreement (the “Raymer Agreement”) with Mr. Raymer. Pursuant to the Raymer Agreement, effective as of Closing, Mr. Raymer will serve as Business Unit President of the Company.

Mr. Raymer, age 65, is a successful healthcare executive with over three decades of executive experience in the development of healthcare enterprise software, medical devices, diagnostics, and consumer health products. Mr. Raymer has serve as chief executive officer of Pro-ficiency since February 2021. Prior to joining Pro-ficiency, from January 2018 to March 2021, he served as chief strategy officer and as a board member of Angel MD, an on-line marketplace connecting early stage healthcare companies with MDs/PhDs, investors and industry to create better investment outcomes. Mr. Raymer has also previously served as president of Perspectum Diagnostics Ltd, managing director and a founder of Health Advisory Partners, senior vice president of M*Modal, global market strategist and general manager of Microsoft, and senior vice president and general manager of GE Healthcare. Mr. Raymer attended University of Kansas and University of Missouri – KK.

The Raymer Agreement has an initial term commencing June 11, 2024 and ending December 31, 2024, after which it will automatically renew for successive one year terms (each such renewal term ending on December 31 of the applicable year), unless earlier terminated pursuant to its terms. Pursuant to the Raymer Agreement, Mr. Raymer will receive an annual base salary of $325,000 and shall be eligible to receive (i) a grant of stock options, with a target of 15,000 stock options, under the Company’s 2021 Equity Incentive Plan, as amended, as determined by the board of directors of the Company (the “Board”), in its discretion, and (ii) for each fiscal year during the Term, a performance bonus in an amount not to exceed 25% of his base salary, payable at the end of each calendar year, the amount of which shall be determined by the compensation committee of the Board based on the financial performance and achievements of the Company for the previous fiscal year, provided that Mr. Raymer must be employed by the Company on the last day of the applicable calendar year to be eligible for the bonus related to the last fiscal year.

In the event that Mr. Raymer is terminated for Cause (as defined in the Raymer Agreement), by mutual agreement or as a result of his death or complete disability, or if Mr. Raymer terminates his employment for any reason, Mr. Raymer shall be paid his salary and benefits through the effective date of termination.

In the event that Mr. Raymer is terminated without Cause (as defined in the Raymer Agreement), Mr. Raymer shall be paid his salary and benefits through the effective date of termination. In addition, so long as he signs a release of claims, he shall receive (i) a one-time payment of an amount equal to the greater of twelve months of his base salary and his base salary for the remaining term of the Raymer Agreement, and (ii) and COBRA continuation benefits for the twelve months after termination paid for by the Company.

Except as set forth in the Purchase Agreement, there is no other arrangement or understanding between Mr. Raymer and any other person pursuant to which Mr. Raymer was appointed as Business Unit President of the Company. There are no family relationships between Mr. Raymer and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Raymer is not a participant in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with this appointment.

The foregoing description of the Raymer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Raymer Agreement, a copy of which is attached to this Report as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On June 12, 2024, the Company issued a press release announcing the Acquisition. The press release is furnished as Exhibit 99.1 to this Report.

Additionally, on June 12, 2024, the Company posted a corporate presentation providing information regarding the Acquisition to the Company’s website in the “Investors” section. A copy of that corporate presentation is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

In accordance with General Instructions B.2 of Form 8-K, the information set forth in Item 7.01 of this Report, including Exhibits 99.1 And 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Report.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Report, including the disclosures set forth herein and in Exhibits 99.1 and 99.2 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or reports hereafter furnished, including in other publicly available documents filed with the Securities and Exchange Commission (the “Commission”), to the Company’s stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

2.1*
Stock Purchase Agreement, by and among the Company, Pro-ficiency Holdings, Inc. (“Pro-ficiency”), each of the stockholders of Pro-ficiency (collectively, the “Sellers”) and WRYP Stockholders Services, LLC, solely in its capacity as the Sellers’ Representative, dated June 11, 2024.

10.1	Amended and Restated Employment Agreement between Simulations Plus, Inc. and Michael Raymer, dated June 11, 2024.
99.1	Press Release, issued June 12, 2024.
99.2	Simulations Plus Corporate Presentation – Pro-ficiency Acquisition, July 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: June 12, 2024	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer and Chief Operating Officer
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